UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 3, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On May 3, 2024, DZS Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Casa Communications Holdings Pty Ltd (Administrators Appointed) ACN 632 732 659, a private limited company registered in New South Wales, Australia (the “Seller”). Pursuant to the Share Purchase Agreement, the Company has agreed to acquire, and the Seller has agreed to sell, all of the issued and outstanding share capital of Netcomm Wireless Pty Ltd (Administrators Appointed) ACN 002 490 986, a private limited company registered in New South Wales, Australia (the “Target Company”) for a purchase price of USD $7,000,000 (the “Purchase Price”), subject to the adjustments described below. The Target Company is a broadband networking innovator in the 5G fixed wireless, home broadband, fiber-extension and IoT technology domains. On March 11, 20204, the Seller and the Target Company had external administrators appointed to them from the firm Cor Cordis (the “External Administrators”).
The Purchase Price may be further increased following the consummation of the Company’s acquisition of the Target Company (“Closing”), based on (i) the satisfaction of certain agreed earn-out milestones by the Target Company for the period from January 1, 2024 to December 31, 2024, which involve a payment of USD $750,000 for each instance the Target Company’s net revenue for 2024 achieves any of the following thresholds: USD $72,500,000, USD $77,500,000, USD $82,500,000 and USD $87,500,000; and (ii) the verification of certain finished product amounts of the Target Company that were paid for by the Target Company during the period from March 11, 2024 to Closing and not delivered to customers who had placed orders with the Target Company prior to Closing. The maximum earn-out amount payable from the Company to the Seller is USD $3,000,000. The maximum additional consideration amount payable from the Company to the Seller for such finished products is USD $1,500,000 unless otherwise agreed in writing between the Company and the Seller.
Closing under the Share Purchase Agreement is subject to the satisfaction and/or waiver of certain conditions precedent, including the following: (1) completion by the Seller of certain agreed reorganization steps; (2) approval of certain deeds of company arrangement between the External Administrators, the Company, the Target Company, the Seller and Casa Technologies Pty Ltd (Administrators Appointed) ACN 632 730 020 (“Casa Tech”) (as applicable) (the “Relevant DOCAs”) by the relevant creditors of the Seller, the Target Company and Casa Tech (as applicable) at a meeting to be held pursuant to section 439A of the Corporations Act 2001 (Cth) and execution by each of the parties to those respective documents, together with all closing steps being satisfied under the Relevant DOCAs (other than Closing under the Share Purchase Agreement); (3) release of certain security interests held by the Delaware Trust Company being provided over all assets and undertakings of the Target Company (among other companies); and (4) obtain counterparty consents to certain key commercial contracts.
As the Target Company and the Seller are both currently under external administration, limited warranties have been provided by the Seller and limited recourse is available to the Company as against the Seller and/or the External Administrators under the limitation of liability provisions set forth in the Share Purchase Agreement. The maximum aggregate liability of the Seller and the External Administrators for any breach of the Share Purchase Agreement has been capped at the earn-out amount, if any, in the case of the Seller, and USD $1,000, in the case of the External Administrators. The Company has given warranties which are customary for a buyer in a transaction of this nature.
In conjunction with the proposed acquisition of NetComm Wireless, DZS will enter into a three-year $15 million term loan with Swervo Consulting, LLC (“Swervo Consulting”) or another affiliate of the Company’s existing lender EdgeCo LLC, pursuant to a commitment letter between DZS and Swervo Consulting. In connection with entering into such loan, the Company expects to issue warrants to the applicable lender to subscribe for shares of the Company’s Common Stock.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

This summary of the principal terms of the Share Purchase Agreement and the copy of the Share Purchase Agreement filed as Exhibit 2.1 have been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller, the Target Company, the External Administrators or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Share Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Share Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Share Purchase Agreement. Moreover, the representations, warranties and covenants in the Share Purchase Agreement were made as of specific dates, were made solely for the Share Purchase Agreement and for the purposes of allocating risk between the parties to the Share Purchase Agreement, rather than establishing matters as facts, are solely for the benefit of such parties, may be subject to qualifications or limitations agreed upon by such parties and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Accordingly, investors are not third-party beneficiaries under the Share Purchase Agreement and the representations, warranties and covenants in the Share Purchase Agreement, and any descriptions thereof, should not be relied on as characterizations of the actual state of facts or circumstances of the Company, the Seller or the Target Company. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about the consummation and timing of the acquisition of the Target Company or the financing thereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.
Item 7.01 Regulation FD Disclosure.
On May 6, 2024, the Company issued a press release regarding its plans to acquire the Target Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated May 3, 2024, by and between DZS Inc. and Casa Communications Holdings Pty Ltd.
99.1	Press Release issued on May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2024	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer